As filed with the Securities and Exchange Commission on February [__], 2006
                                                   Registration No. 333-________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    ---------------------------------------

                             DYNATRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Utah                                      87-0398434
     (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                   Identification Number)

                             7030 Park Centre Drive
                           Salt Lake City, Utah 84121
               (Address of principal executive offices) (Zip Code)


                    ---------------------------------------

            Dynatronics Corporation 2005 Equity Incentive Award Plan
                            (Full title of the Plans)


                    ---------------------------------------

            Kelvyn H. Cullimore, Jr.                       Copies to:
     President and Chief Executive Officer             Wayne D. Swan, Esq.
            DYNATRONICS CORPORATION               Durham Jones & Pinegar, P.C.
             7030 Park Centre Drive               111 East Broadway, Suite 900
           Salt Lake City, Utah 84121               Salt Lake City, UT 84111
                 (801) 568-7000                          (801) 415-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)



                    ---------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                        Amount          Proposed Maximum     Proposed Maximum        Amount of
      Title of Securities                to be           Offering Price     Aggregate Offering      Registration
        to be Registered             Registered(1)        Per Share(2)            Price                 Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, without par value     402,413 shares            $1.54            $619,716.02             66.31
=====================================================================================================================


(1) Represents shares issuable under the Dynatronics Corporation 2005 Equity Incentive Award Plan. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Dynatronics Corporation 2005 Equity Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($1.62) and low ($1.45) selling prices per share of the Registrant's Common Stock on February 13, 2006, as reported on the Nasdaq Small Cap Market, or $1.54.

                                     PART I

Item 1.  Plan Information

         Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employee Plan Annual Information

         Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

Item 3.  Incorporation of Documents by Reference

         Dynatronics Corporation (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

         A. The Company's annual report on Form 10-KSB filed with the Commission on September 28, 2005 for the year ended June 30, 2005;

         B. The Company's quarterly report on Form 10-QSB filed with the Commission on November 14, 2005 for the quarter ended September 30, 2005;

         C. The Company's quarterly report on Form 10-QSB filed with the Commission on February 13, 2006 for the quarter ended December 31, 2005;

         D. The Company's current report on Form 8-K filed with the Commission on November 29, 2005; and

         E. The description of the Company's common stock contained in a registration statement filed with the Commission under Section 12 of the Exchange Act under such Act including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement (other than information furnished under either 2.02 or 7.01 of any current report on Form 8-K) and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 16-10a-841 of the Utah Revised Business Corporation Act (the "UBCA") allows a Utah corporation to provide in its articles of incorporation or by shareholder resolution or in its bylaws for the elimination or limitation of personal liability of a director to the corporation or to its shareholders for monetary damages for any action or omission, as a director, except (i) liability for a financial benefit received by a director to which he was not entitled,
(ii)  intentional  infliction of harm on the  corporation  or the  shareholders,
(iii) an unlawful  distribution  to  shareholders  in violation of the UBCA, and
(iv) intentional violation of criminal law.

         Section 16-10a-902 of the UBCA provides that a Utah corporation may indemnify any individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding, if: (a) the director's conduct was in good faith, (b) the director reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 16-10a-902 if the director was adjudged liable to the corporation in proceeding by or in the right of the corporation or adjudged liable for deriving an improper personal benefit. All indemnification is limited to reasonable expenses only.

         Section 16-10a-903 of the UBCA provides that, unless limited by its articles of incorporation, a Utah corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which the director was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which the director has been successful.

         In addition to the  indemnification  provided by Sections  902 and 903,
Section 16-10a-905 of the UBCA provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

         Under Section 16-10a-904 of the UBCA, a Utah corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his or her good faith belief that the director has met the applicable standard of conduct, provides a written undertaking personally binding the director to pay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made that the facts then known to those making a determination would not preclude indemnification. The director's undertaking need not be secured and may be accepted without reference to financial ability to make repayment. Section 16-10a-906 prohibits a corporation from making any discretionary indemnification, payment or reimbursement of expenses unless a determination has been made that the director has met the applicable standard of conduct.

         The determination required under Sections 16-10a-904 and 16-10a-906 of the UBCA must be made as follows: (1) by a majority vote of a quorum of the board of directors who are not parties to the proceeding; (2) if a quorum cannot be obtained as contemplated by (1), above, by a majority vote of a committee of two or more members of the board of directors who are not parties to the proceeding and are designated by the board of directors; (3) by special legal counsel selected by a quorum of the board of directors or its committee composed of persons determined in the manner prescribed in (1) or (2), above, or if a disinterested quorum of the board of directors or committee is not possible, then selected by a majority vote of the full board of directors, or (4) by a majority of the shareholders entitled to vote by person or proxy at a meeting.

         Section 16-10a-907 of the UBCA provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         Section 16-10a-908 of the UBCA provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him or her against the same liability under Sections 902, 903 or 907 of the UBCA.

         Section 16-10a-909 of the UBCA provides that a provision treating a corporation's indemnification of or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its stockholders or board of directors or in a contract, (except an insurance policy), or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

         The Company's Articles of Incorporation, as amended, provide that the personal liability of a Director to the Company or its shareholders for monetary damages for breach of fiduciary duty is limited to the fullest extent permitted by Section 16-10-49.1 of the Utah Business Corporation Act, as the same may be amended from time to time. In the event such Section is amended to decrease or limit in any manner the protection or rights currently available to Directors, such amendment shall not be retroactively applied in determining the personal liability of a Director pursuant to Company's Articles of Incorporation prior to the enactment of such amendment.

         The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number             Exhibit
--------------             -------

      4.1(1)      Dynatronics Corporation 2005 Equity Incentive Award Plan

      5.1 Opinion and Consent of Durham, Jones & Pinegar, P.C. as to the legality of the issuance of Common Stock offered hereby

      23.1        Consent of Tanner LC, Independent Registered Public Accounting
                  Firm.

      23.2        Consent of Durham, Jones & Pinegar,  P.C. (included in Exhibit
                  5.1).

      24.1 Power of Attorney (included in the signature pages to this Registration Statement).

      (1) Incorporated herein by reference to the Company's Definitive Proxy Statement on Schedule 14A (File No. 000-12697) filed with the Securities and Exchange Commission on October 27, 2005.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah on this 15th day of February, 2006.

                                      DYNATRONICS CORPORATION

                                      By:  /s/ KELVYN H. CULLIMORE, JR.
                                           ----------------------------
                                           Kelvyn H. Cullimore, Jr.
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------


KNOW ALL PERSONS BY THESE PRESENTS:

         Each person whose signature appears below does hereby constitute and appoint Kelvyn H. Cullimore, Jr. and Terry M. Atkinson, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                                       Title                                  Date
---------                                                       -----                                  ----
   /s/ KELVYN H. CULLIMORE, JR.             Chairman of the Board, President and Chief       February 15, 2006
-------------------------------             Executive Officer (Principal Executive Officer)
      Kelvyn H. Cullimore, Jr.

   /s/ TERRY M. ATKINSON                    Chief Financial Officer (Principal Financial     February 15, 2006
-------------------------------             and Accounting Officer)
      Terry M. Atkinson

   /s/ LARRY K. BEARDALL                    Executive Vice President and Director            February 15, 2006
-------------------------------
      Larry K. Beardall

   /s/ HOWARD L. EDWARDS                    Director                                         February 15, 2006
-------------------------------
      Howard L. Edwards

   /s/ VAL J. CHRISTENSEN                   Director                                         February 15, 2006
-------------------------------
      Val J. Christensen

   /s/ JOSEPH H. BARTON                     Director                                         February 15, 2006
-------------------------------
      Joseph H. Barton

-------------------------------             Director
      E. Keith Hansen, M.D.

                                  EXHIBIT INDEX


Exhibit Number             Exhibit
--------------             -------

      4.1(1)      Dynatronics Corporation 2005 Equity Incentive Award Plan

      5.1 Opinion and Consent of Durham, Jones & Pinegar, P.C. as to the legality of the issuance of Common Stock offered hereby

      23.1        Consent of Tanner LC, Independent Registered Public Accounting
                  Firm.

      23.2        Consent of Durham, Jones & Pinegar,  P.C. (included in Exhibit
                  5.1).

      24.1 Power of Attorney (included in the signature pages to this Registration Statement).

      (1) Incorporated herein by reference to the Company's Definitive Proxy Statement on Schedule 14A (File No. 000-12697) filed with the Securities and Exchange Commission on October 27, 2005.